Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2021, except for the last paragraph in Note 15, as to which the date is October 14, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-259891) and related Prospectus of Ventyx Biosciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 14, 2021